Exhibit 10.16.6

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND WAIVER

This AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of December 29, 2011, is entered into by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below defined Credit Agreement, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as the arranger and administrative agent for the Lender Group (“Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower, Lenders, and Agent are parties to that certain Credit Agreement, dated as of April 3, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and Agent are parties to that certain Security Agreement, dated as of April 3, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, (a) a Commencement Date occurred on or about November 22, 2011 (the Financial Covenant Period that is related to such Commencement Date, the “Designated Financial Covenant Period”) and Borrower failed to have a Fixed Charge Coverage Ratio of at least 1.10:1.00 as required by to Section 7 of the Credit Agreement for the Fiscal Quarter ended October 2, 2011, (b) Borrowers failed to notify Agent regarding the application for registration of the Patents (as defined in the Security Agreement) listed on Annex 1 hereto on the last date on which a Compliance Certificate was required to be delivered by Borrower pursuant to Section 5.1 of the Credit Agreement as required by Section 6(g)(v) of the Security Agreement, and (c) Borrower failed to comply with Section 5.11 of the Credit Agreement within 10 Business Days of its formation of Powerwave Technologies LLC, a company organized under the laws of Russia (“Powerwave Russia”) (the foregoing clauses (a), (b), and (c), the “Designated Events of Default”);

WHEREAS, Borrower has requested that Agent and the Lenders waive the Designated Events of Default and agree that the Designated Financial Covenant Period has terminated;

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders have agreed to accommodate Borrower’s requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

““Borrowing Base” means, as of any date of determination, the result of:

(a) the lesser of

(i) (A) 85% of the amount of Eligible Accounts, plus (B) 85% of the amount of Eligible Foreign Accounts, less (C) the amount, if any, of the Dilution Reserve, and

(ii) an amount equal to Borrower’s Collections with respect to Accounts for the immediately preceding 90 day period, minus

(b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement, plus

(c) 100% of the undrawn amount of the Cash Collateralized Letters of Credit as of such date of determination.””

““Domestic Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit that are payable in Dollars (including, for the avoidance of doubt, any Cash Collateralized Letters of Credit that are payable in Dollars).”

““Financial Covenant Period” means a period which shall commence on any date (the “Commencement Date”) on which either (a) Domestic Liquidity is less than or equal to $10,000,000, or (b) Availability is less than or equal to $3,000,000, and shall continue until the later of:

(i) the date that is the last day of the second full fiscal quarter after the Commencement Date, and

(ii) the last day of the fiscal quarter in which, for a period of 90 consecutive days after the Commencement Date, both (A) Domestic Liquidity is greater than $10,000,000, and (B) Availability is greater than $3,000,000.”

““Foreign Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit that are payable in a currency other than Dollars, calculated as if such Letters of Credit are payable in Dollars based on the Exchange Rate as of such date of determination (including, for the avoidance of doubt, any Cash Collateralized Letters of Credit that are payable in a currency other than Dollars).”

(b) Schedule 1.1 to the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

““Cash Collateral Account” means Borrower’s Deposit Account at Wells Fargo Bank, N.A. with account number 7658286393.”

““Cash Collateralized Letters of Credit” means Letters of Credit that are designated by Borrower as “Cash Collateralized Letters of Credit” and are supported by Letter of Credit Cash Collateral in the Cash Collateral Account in an amount at least equal to the sum of (a) 105% of the undrawn amount of such Letters of Credit that are payable in Dollars plus (b) 115% of the undrawn amount of such Letters of Credit that are payable in a currency other than Dollars (based on the Exchange Rate as of the applicable date of determination).”

““Letter of Credit Cash Collateral” means cash collateral deposited in the Cash Collateral Account and subject to the terms and conditions of Section 7 of that certain Amendment Number Six to Credit Agreement and Waiver dated as of December 29, 2011 by and among Borrower, Agent, and Lenders.”

(c) The definition of “Maximum Revolver Amount” appearing on Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to “$50,000,000” and replacing it with “$30,000,000”.

(d) Schedule 5.2 to the Credit Agreement is hereby amended by amending and restating the second row thereof as follows:

“Monthly (not later than the 10th Business Day of each fiscal month); provided that if either (y) Domestic Liquidity is less than or equal to $15,000,000 or (z) Availability is less than or equal to $10,000,000, in either case, as of the first Business Day of any week, then such documents shall be delivered weekly until the first day upon which both (1) the Domestic Liquidity is greater than $15,000,000 and (2) Availability is greater than $10,000,000 for 30 consecutive days after such first Business Day.

(a) a Borrowing Base Certificate, together with a detailed calculation of those Accounts that are not eligible for the Borrowing Base,

(b) a detailed aging, by total, of the Accounts of Borrower, together with a reconciliation to the general ledger and supporting documentation for any reconciling items noted,

(c) a sales journal, collection journal, and credit register since the last such schedule, and a report regarding credit memoranda that have been issued since the last such report,

(d) [reserved], and

(e) a monthly (or, as applicable, weekly) Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending accounts receivable balances of Borrower’s and its Subsidiaries’ general ledger.”

(e) Schedule C-1 of the Credit Agreement is hereby amended by (i) deleting such Schedule in its entirety, and (ii) inserting the Schedule C-1 attached hereto as Exhibit A in lieu thereof.

(f) Exhibit B-1 of the Credit Agreement is hereby amended by (i) deleting such Exhibit in its entirety, and (ii) inserting the Exhibit B-1 attached hereto as Exhibit B in lieu thereof.

(g) Section 2.11(a) of the Credit Agreement is hereby amended by replacing the reference to “the Letter of Credit Usage would exceed $30,000,000,” in the second clause (ii) thereof with “the Letter of Credit Usage would exceed $18,000,000,”.

(h) Section 12 of the Credit Agreement is hereby amended by adding the following new clauses (d) — (f) at the end thereof:

“(d) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES AND THE STATE OF CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING LENDER, OR THE UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (c) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES

NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A)—(D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.”

3. Waivers. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Agent and the undersigned Lenders hereby waive the Designated Events of Default; provided, that nothing herein, nor any communications among Borrower, Agent, or any Lender, shall be deemed a waiver with respect to any current or future Events of Default, other than the Designated Events of Default, or any future failure of Borrower to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Agent’s or Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Agent and the undersigned Lenders hereby agree that the Designated Financial Covenant Period has terminated. Except as expressly provided herein, Agent and each Lender hereby reserves and preserves all of its rights and remedies against Borrower under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement.

4. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the reasonable satisfaction of Agent (or a written waiver by Agent) of each of the following conditions (such date, the “Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect;

(b) Agent shall have received evidence that at least $5,250,000 of Letter of Credit Cash Collateral has been deposited in the Cash Collateral Account;

(c) Agent shall have received a Control Agreement for the Cash Collateral Account, duly executed and delivered by the parties thereto, and the same shall be in form and substance satisfactory to Agent (including that Borrower shall have no access to the funds in the Cash Collateral Account without the prior written consent of Agent);

(d) Agent shall have received an amendment to the Patent Security Agreement in the form attached hereto as Exhibit C, duly executed and delivered by the parties thereto;

(e) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true, correct, and complete in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(f) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or any member of the Lender Group; and

(g) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

5. Representations and Warranties. Borrower hereby represents and warrants to the Lender Group as follows:

(a) The execution, delivery, and performance by it of this Amendment and the other Loan Documents to which it is a party (i) have been duly authorized by all necessary action, and (ii) do not and will not (A) violate any material provision of any federal, state, or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of it or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (D) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

(b) The execution, delivery, and performance by it of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) consents or approvals that have been obtained and that are still in force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, and (iii) filings to be made with the Securities and Exchange Commission in connection with Borrower’s reporting obligations pursuant to the Securities Exchange Act of 1934, as amended.

(c) This Amendment, and each other Loan Document to which it is or will be a party, when duly executed and delivered by it, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower.

(e) No Default or Event of Default has occurred and is continuing immediately after giving effect to this Amendment.

(f) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are true, complete, and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(g) This Amendment has been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of such decision.

(h) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6. Acknowledgments. Borrower hereby acknowledges, confirms and agrees that:

(a) Agent, for the benefit of the Lender Group, has and shall continue to have valid, enforceable and perfected first-priority Liens in substantially all of the assets of Borrower (subject only to Permitted Liens), granted to Agent, for the benefit of the Lender Group, pursuant to the Loan Documents; and

(b)(i) each of the Loan Documents to which it is a party has been duly executed and delivered to the Lender Group by Borrower, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower contained in such documents and in this Amendment constitute the legal, valid and binding obligations of Borrower and guaranteed indebtedness of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and as of the date hereof Borrower has no valid defense to the enforcement of the Obligations, and (iii) each member of the Lender Group is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

(c) Any reference in the Credit Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

7. Agreements Regarding Letter of Credit Cash Collateral and Cash Collateralized Letters of Credit.

(a) At any time that Letters of Credit that are designated by Borrower as “Cash Collateralized Letters of Credit” are outstanding, Borrower agrees to maintain funds in the Cash Collateral Account in an aggregate amount at least equal to the sum of (i) 105% of the undrawn amount of such Letters of Credit that are payable in Dollars plus (ii) 115% of the undrawn amount such Letters of Credit that are payable in a currency other than Dollars (based on the Exchange Rate as of the applicable date of determination). Borrower further agrees that the cash collateral deposited in the Cash Collateral Account shall be segregated from its other funds.

(b) Borrower agrees that it may not use the cash collateral deposited in the Cash Collateral Account for any purpose other than to secure its obligations with respect to Letters of Credit designated by Borrower as “Cash Collateralized Letters of Credit” and the other Obligations. Without limiting the generality of the foregoing, Borrower agrees that while any of the Letters of Credit designated as “Cash Collateralized Letters of Credit” are outstanding, it shall have no right to withdraw funds from the Cash Collateral Account or otherwise access the Cash Collateral Account except with the prior written consent of Agent.

(c) Borrower, Agent and Lenders acknowledge and agree that Borrower may from time to time deposit additional funds in the Cash Collateral Account to be included as “Letter of Credit Cash Collateral” as defined in the Credit Agreement. Any additional funds deposited by Borrower in the Cash Collateral Account shall immediately (and without further action by any party hereto) be deemed to be “Letter of Credit Cash Collateral” and shall be subject to the terms and provisions hereof with respect to cash collateral deposited in the Cash Collateral Account.

(d) The cash collateralization of the Letter of Credit designated by Borrower as “Cash Collateralized Letters of Credit” pursuant to the terms hereof and the Credit Agreement as amended hereby shall not relieve Borrower from its obligation to pay Agent for Letter of Credit Disbursements in accordance with Section 2.11(a) of the Credit Agreement with respect to such Letters of Credit. In the absence of timely payment with respect to a Letter of Credit Disbursement by Borrower in accordance with the terms of the Credit Agreement relative to such Letters of Credit, and anything to the contrary contained in any Loan Document notwithstanding, such Letter of Credit Disbursement shall not automatically be deemed to be an Advance under the Credit Agreement, but Agent may, without notice to Borrower, exercise its remedies with the respect to the Cash Collateral Account to reimburse the Issuing Lender or the Underlying Issuer for the Dollar Equivalent of such Letter of Credit Disbursement (based on the Exchange Rate applicable as of the time when such Letter of Credit Disbursement is made). If Borrower fails to timely pay Agent for a Letter of Credit Disbursement in accordance with the terms of the Credit Agreement relative to such Letters of Credit and there are insufficient funds in the Cash Collateral Account to reimburse the Issuing Lender or the Underlying Issuer for such Letter of Credit Disbursement, then the Dollar Equivalent of such Letter of Credit Disbursement (based on the Exchange Rate applicable as of the time when such Letter of Credit Disbursement is made) (to the extent Issuing Lender or the Underlying Issuer has not been reimbursed therefor) immediately and automatically shall be deemed to be an Advance under the Credit Agreement and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. In accordance with Section 2.11 of the Credit Agreement, each Lender with a Commitment shall fund its Pro Rata Share of any Advance deemed made for any Letter of Credit Disbursements with respect to the Letters of Credit designated as “Cash Collateralized Letters of Credit”.

(e) Anything to the contrary contained in any Loan Document notwithstanding, Borrower acknowledges and agrees that Agent may at its option and without notice to Borrower (i) exercise its rights and remedies with respect to the Cash Collateral Account to satisfy any issuance charges, usage charges, commissions, fees, and costs set forth Sections 2.6(b) and 2.11(e) of the Credit Agreement that are due and payable with respect to the Letters of Credit designated by Borrower as “Cash Collateralized Letters of Credit”, and (ii) if any Event of Default has occurred and is continuing, exercise its rights and remedies with respect to the Cash Collateral Account to satisfy any Obligations.

(f) Borrower acknowledges and agrees that, except as otherwise expressly set forth herein, Section 2.11 of the Credit Agreement and the other terms and conditions of the Credit Agreement regarding the Issuing Lender, Underlying Issuer, Letters of Credit, and Letter of Credit Disbursements shall continue to apply to the Letters of Credit designated by Borrower as “Cash Collateralized Letters of Credit”. Without limiting the generality of the foregoing, Borrower acknowledges and agrees that (i) it is obligated to pay the issuance charges, usage charges, commissions, fees, and costs set forth Sections 2.6(b) and 2.11(e) of the Credit Agreement with respect to the Letters of Credit designated by Borrower as “Cash Collateralized Letters of Credit”; provided that the letter of credit fee set forth in Section 2.6(b) of the Credit Agreement with respect to Cash Collateralized Letters of Credit (and solely with respect to Cash Collateralized Letters of Credit) shall be 1.50% per annum.

(g) For the avoidance of doubt, Agent, the Lenders, and Borrower agree that the Letters of Credit designated by Borrower as “Cash Collateralized Letters of Credit” shall constitute part of the “Letter of Credit Usage” and “Revolver Usage” under the Credit Agreement.

8. Agreement Regarding Powerwave Russia. On or before the date that is 20 days after the date hereof, Borrower shall deliver to Agent a Pledged Interests Addendum for Powerwave Russia, in substantially the form attached hereto as Exhibit D and duly executed and delivered by the parties thereto.

9. Payment of Costs and Fees. Borrower shall pay to Agent all reasonable out-of-pocket costs and expenses of the Lender Group (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

10. Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT (AS AMENDED HEREBY), AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

11. Release.

(a) Effective on the date hereof, Borrower, for itself and on behalf of its successors, assigns, officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lender Group would be liable if such persons or entities were found to be liable to Borrower (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had from the beginning of the world to the date hereof, now has, or might hereafter have against any such Releasee for actions, omissions, or events occurring on or before the date hereof which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every Claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b) As to each and every Claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(c) Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If Borrower or any of its successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through them violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

12. Reaffirmation of Obligations. Borrower hereby reaffirms and its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all Collateral heretofore pledged as security for such obligations, continue to be and remain Collateral for such obligations from and after the date hereof. Borrower hereby further does grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a perfected security interest in the Collateral (as defined in the Security Agreement) in order to secure all of its present and future Obligations.

13. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents (as amended hereby) shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any member of the Lender Group under the Credit Agreement or any other Loan Document. The amendments, consents and modifications herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents (other than as specified herein), and shall not operate as a consent to any matter under the Loan Documents (other than as specified herein). Except for the amendments to the Credit Agreement and the other Loan Documents expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as provided herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of or as an amendment of, any right, power or remedy of any member of the Lender Group in effect prior to the date hereof. The amendments set forth herein are limited to the specifics hereof and shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

14. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effect as of the date hereof and as amended hereby.

15. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

16. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

17. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by Borrower and the Required Lenders.

18. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

19. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, as Borrower

By:	/s/ Kevin T. Michaels
Name:	Kevin T. Michaels
Title:	CFO

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND WAIVER]

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as Agent and as a Lender

By:	/s/ Rina Shinoda
Name:	Rina Shinoda
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND WAIVER]

Exhibit A

Schedule C-1

Commitments

Lender	Commitment
Wells Fargo Capital Finance, LLC	$30,000,000
All Lenders	$30,000,000

Exhibit B

Exhibit B-1

Form of Borrowing Base Certificate

[See attached]

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Exhibit C

AMENDMENT NUMBER TWO TO PATENT SECURITY AGREEMENT

This AMENDMENT NUMBER TWO TO PATENT SECURITY AGREEMENT, dated as of December __, 2011 (this “Amendment”), is delivered pursuant to Section 5 of that certain Patent Security Agreement, dated as of April 3, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”), among Grantors from time to time signatory thereto (each referred to hereinafter individually as a “Grantor” and collectively, jointly, and severally as “Grantors”), and WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, in its capacity as the administrative agent for the Lender Group and the Bank Product Providers, as such terms are defined therein (in such capacity, together with its successors, “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Patent Security Agreement, which by this reference is incorporated herein.

WHEREAS, Grantors and Agent are parties to that certain Patent Security Agreement recorded with the United States Patent and Trademark Office on or about April 6, 2009 at Reel 022507, Frame 0027, as amended by that certain Amendment Number One to Patent Security Agreement recorded with the United States Patent and Trademark Office on or about February 2, 2011 at Reel 025735, Frame 0430; and

WHEREAS, Grantors and Agent wish to amend the Patent Security Agreement by amending Schedule I to the Patent Security Agreement to add certain Patents to the Patent Collateral, and have agreed to do so.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Patent Security Agreement as follows:

1. Each Grantor and Agent hereby agree that Schedule I to the Patent Security Agreement is hereby amended by adding the Patent Collateral listed on Schedule I attached hereto (the “Additional Patent Collateral”), which such Additional Patent Collateral shall be and become part of the Patent Collateral referred to in the Patent Security Agreement and Schedule I attached thereto and shall secure all Secured Obligations.

2. Each Grantor hereby: (a) reaffirms all prior grants of security interests in favor of Agent in all of such Grantor’s right, title, and interest in, to, and under the Patent Collateral identified on Schedule I to the Patent Security Agreement prior to the effectiveness of this Amendment; (b) grants, assigns, transfers and conveys to Agent, for the benefit of the Lender Group and the Bank Product Providers, continuing security interests in all of such Grantor’s right, title, and interest in, to, and under the Additional Patent Collateral identified on Schedule I attached hereto; (c) represents and warrants that the representations and warranties in the Patent Security Agreement, as amended by this Amendment, are true and correct in all material respects on and as of the date hereof, as though made on such date; and (d) agrees that the Patent Security Agreement as amended hereby is and shall remain in full force and effect.

3. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

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4. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Amendment or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by other electronic means of transmission shall be deemed an original executed counterpart hereto.

5. This Amendment is a Loan Document.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Amendment by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	POWERWAVE TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO PATENT SECURITY AGREEMENT]

AGENT:	WELLS FARGO CAPITAL FINANCE, LLC,
formerly known as Wells Fargo Foothill, LLC,
a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO PATENT SECURITY AGREEMENT]

SCHEDULE I

TO

AMENDMENT NUMBER ONE TO PATENT SECURITY AGREEMENT

Docket Number/Subcase Country Name	Case Type	Application Number/Date	Publication Number/Date	Patent Number/Date	Status Expiration Date
1299/ORD United States of America	ORD	11/920,879 31-May-2006	2009-0040105 12-Feb-2009	7,999,737 16-Aug-2011	Granted 11-Mar-2027

Title: Beam adjusting device

Exhibit D

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of             , 20__, is delivered pursuant to Section 6 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of April 3, 2009, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to Wells Fargo Capital Finance, LLC (formerly Wells Fargo Foothill, LLC), as Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Pledged Interests Addendum by and through their duly authorized officers, as of the day and year first above written.

GRANTOR:	POWERWAVE TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGED INTERESTS ADDENDUM]

Name of Grantor	Name of Pledged Company	Number of Shares/ Units		Class of Interests		Percentage of Class Owned	Certificate Nos.
Powerwave Technologies, Inc.	Powerwave Technologies LLC	[______	]	[______	]	100%	[______	]

Annex 1

Foreign Patents:

Docket Number/Subcase Case Type	Country	Patent Number/ Issue Date	Status/ Expiration Date
1016/WO	India	245826	Granted
PCT		03-Feb-2011	08-Jul-2025

Title: System and Method for Digital Timing Error Correction in a Communications Systems Utilizing Adaptive Predistortion

1018/WO	India	245925	Granted
PCT		07-Feb-2011	07-Jul-2025

Title: System and Method for Differential IQ Delay Compensation in a Communications System Utilizing Adaptive AQM Compensation

US Patents:

Docket Number/Subcase Country Name	Application Number/Date	Publication Number/Date	Patent Number/Date	Status/ Expiration Date
1299/	11/920,879	2009-0040105	7,999,737	Granted
United States of America	31-May-2006	12-Feb-2009	16-Aug-2011	11-Mar-2027

Title: Beam adjusting device

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